Exhibit 23.2

LYDALL, INC.
Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, as amended (File No. 33-93768), of Lydall, Inc. of our report dated February 13, 2002, except for Note 15 as to which the date is November 19, 2002, relating to the consolidated financial statements and financial statement schedule of Lydall, Inc. which appear in this Form 10-K/A Amendment Number 1 to the Annual Report on Form 10-K for the year ended December 31, 2001.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Hartford, Connecticut
November 22, 2002